UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2025

ALCOA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-37816	81-1789115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Isabella Street, Suite 500
Pittsburgh, Pennsylvania		15212-5858
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (412) 315-2900

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 8, 2025, Alcoa Corporation (“Alcoa”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). Set forth below are the final voting results for each of the matters submitted to a vote of the stockholders at the Annual Meeting.

Item 1. The 11 director nominees nominated by the Alcoa Board of Directors (the “Board”) for election to the Board were elected, each for a one-year term, based upon the following votes:

Nominee	For	Against	Abstentions	Broker Non-Votes
John A. Bevan	192,279,697	439,569	168,589	15,733,397
Mary Anne Citrino	184,059,293	8,662,163	166,399	15,733,397
Alistair Field	192,264,197	431,330	192,328	15,733,397
Pasquale (Pat) Fiore	192,361,005	352,056	174,794	15,733,397
Thomas J. Gorman	184,411,144	8,305,660	171,051	15,733,397
James A. Hughes	186,021,941	6,688,126	177,788	15,733,397
Roberto O. Marques	191,239,996	1,466,962	180,897	15,733,397
William F. Oplinger	192,381,427	334,068	172,360	15,733,397
Carol L. Roberts	190,871,688	1,848,112	168,055	15,733,397
Jackson (Jackie) P. Roberts	190,991,670	1,717,971	178,214	15,733,397
Ernesto Zedillo	185,873,742	6,836,557	177,556	15,733,397

Item 2. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as Alcoa’s independent auditor for 2025 was approved based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
207,670,309	714,923	236,020	0

Item 3. The proposal to approve, on an advisory basis, Alcoa’s 2024 named executive officer compensation was approved based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
169,751,477	16,995,445	6,140,933	15,733,397

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA CORPORATION

Date:	May 13, 2025	By:	/s/ Marissa P. Earnest
Marissa P. Earnest Senior Vice President, Chief Governance Counsel and Secretary